[LOGO OF SELECTIVE INSURANCE GROUP, INC.]

                           Selective Insurance Group, Inc.
                           40 Wantage Avenue
                           Branchville, New Jersey 07890
                           Tel:    973 948 1322
                           Fax:    973-948-0282
                           E-mail:  thornton.land@selective.com


Thornton R. Land
Executive Vice President

November 26, 2002


Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890

                         Selective Insurance Group, Inc.
                 Registration Statement on Form S-3 Relating to
          $305,000,000 aggregate principal amount at maturity of Senior
           Convertible Notes due 2032 and 3,958,382 Shares of Common
                     Stock Issuable Upon Conversion Thereof
          -------------------------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of $305,000,000 aggregate principal amount at maturity of Senior Convertible Notes due 2032 (the "Notes") of Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), and 3,958,382 shares of common stock of the Company, par value $2.00 per share (the "Shares"), issuable upon conversion of the Notes. The Notes and the Shares are being registered on behalf of the holders of the Notes.

         As Executive Vice President and General Counsel for the Company, I have examined and relied upon the information set forth in the Registration Statement, the Indenture dated as of September 24, 2002 (the "Indenture"), between the Company and National City Bank, as trustee (the "Trustee"), a specimen of the Notes and the originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinion hereinafter expressed. In my examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

         My opinions set forth below are limited to the law of the State of New Jersey and the federal laws of the United States, and I do not express any opinion concerning any other law.

         Based upon and subject to the foregoing, I am of the opinion that:


         (i) The Notes have been duly authorized by the Company and, assuming the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (ii) The Shares issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such Shares, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable.

         I understand that this opinion is to be used in connection with the Registration Statement. I hereby consent to the filing of this opinion as part of the Registration Statement and to the use of my name therein and in the related prospectus under the caption "Legal Matters."


Very truly yours,

/s/ Thornton R. Land

Thornton R. Land